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                                                                   EXHIBIT 23(b)

                         CONSENT OF INDEPENDENT AUDITORS


                     CONSENT OF Hacker, Johnson & Smith PA




         We consent to the incorporation by reference of our report on the consolidated balance sheets of FloridaFirst Bancorp, Inc. and Subsidiary at September 30, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of years in the three-year period ended September 30, 2003, included in Amendment No. 1 to the Registration Statement on Form S-4 (registration number 333-113566) of SouthTrust Corporation and to the reference to our firm under the heading "Other Experts and Counsel" in the Prospectus.


                                           /S/ HACKER, JOHNSON & SMITH PA
                                           HACKER, JOHNSON & SMITH PA

         Tampa, Florida
         April 1, 2004